                                                                     Exhibit 1.1

                                                      TPW DRAFT - MARCH 20, 2007

                    _____ COMMERCIAL MORTGAGE TRUST 200_-C__

                                  $ ___________
          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 200_-C_
                CLASS A-1, CLASS A-2, CLASS A-2, CLASS A-3, CLASS
                    A-SB, CLASS A-4, CLASS A-1A, CLASS A-MFL,
                    CLASS A-MFX, CLASS A-J, CLASS B, CLASS C,
                     CLASS D, CLASS E, CLASS F AND CLASS XP]

                             UNDERWRITING AGREEMENT

                                                           as of _________, 200_

Citigroup Global Markets Inc.              __________________________
388 Greenwich Street                       __________________________
New York, New York 10013                   __________________________
Attention: Paul Vanderslice                Attention: _______________

_____________________________              __________________________
_____________________________              __________________________
_____________________________              __________________________
Attention: __________________              Attention: _______________

_____________________________
_____________________________
_____________________________
Attention: __________________

Ladies and Gentlemen:

            Citigroup Commercial Mortgage Securities Inc., a Delaware
corporation ("____"), proposes to sell to Citigroup Global Markets Inc.
("CGMI"), ____________. ("____"), ____________ ("____") , ____________ ("____")
and ____________ ("____";____, ____, ____ and ____, collectively, the
"Underwriters"), pursuant to this Underwriting Agreement (this "Agreement"), the classes of commercial mortgage pass-through certificates that are identified on
Schedule I hereto (collectively, the "Registered Certificates"), each having the initial aggregate stated principal amount (the initial "Class Principal
Balance") or notional amount (the initial "Class Notional Amount") set forth on
Schedule I. The Registered Certificates, together with the other classes of commercial mortgage pass-through certificates of the same series (collectively, the "Private Certificates" and, collectively with the Registered Certificates, the "Certificates"), evidence the entire beneficial ownership interest in the assets of a trust to be created by CCMS (such trust, the "Trust" and such assets collectively, the "Trust Fund"). The Trust Fund consists primarily of multifamily, commercial and manufactured housing community mortgage loans (the
"Mortgage Loans") that will have, as of the Cut-off Date (as defined below), after taking into account all payments of principal due on the Mortgage Loans on or before the Cut-off Date, whether or not received, an aggregate principal balance of approximately $________ (subject to a variance of plus or minus
5.0%). As used in this Agreement, "Cut-off Date" shall mean, individually and collectively, as the context may require: (i) with respect to each Mortgage Loan that has a Due Date in _______ 200_, the related Due Date of such Mortgage Loan in ______ 200_; and (ii) with respect to each Mortgage Loan

having its first Due Date in or after ______ 200_, the later of _______, 200_
and the related date of origination.

            CCMS intends to sell the Private Certificates to CGMI and
____________ pursuant to a certificate purchase agreement dated as of the date hereof (the "Certificate Purchase Agreement"), between CCMS, CGMI and
____________.

            Certain of the Mortgage Loans will be acquired by CCMS from
Citigroup Global Markets Realty Corp. ("CGMRC" and such Mortgage Loans, the
"CGMRC Mortgage Loans"), pursuant to a mortgage loan purchase agreement, dated as of the date hereof (the "CGMRC Mortgage Loan Purchase Agreement"), between
CGMRC, as seller, and CCMS, as purchaser. Certain other Mortgage Loans will be acquired by CCMS from ______________ ("____" and such Mortgage Loans, the "____
Mortgage Loans"), pursuant to a mortgage loan purchase agreement, dated as of the date hereof (the "____ Mortgage Loan Purchase Agreement"), between ____, as seller, and CCMS, as purchaser. Certain other Mortgage Loans will be acquired by
CCMS from ______________ ("____" and such Mortgage Loans, the "____Mortgage
Loans"), pursuant to a mortgage loan purchase agreement, dated as of the date hereof (the "____ Mortgage Loan Purchase Agreement"), between ____, as seller, and CCMS, as purchaser. Certain other Mortgage Loans will be acquired by CCMS from ______________ ("____") and such Mortgage Loans, the "____Mortgage Loans"), pursuant to a mortgage loan purchase agreement, dated as of the date hereof (the
"____Mortgage Loan Purchase Agreement"), between ____, as seller, and CCMS, as purchaser. The remaining Mortgage Loans will be acquired by CCMS from
______________ ("____" and such Mortgage Loans, the "____Mortgage Loans"), pursuant to a mortgage loan purchase agreement, dated as of the date hereof (the
"____Mortgage Loan Purchase Agreement"), between ____, as seller, and CCMS, as purchaser. CGMRC, ____, ____, ____ and ____ are, collectively, the "Mortgage
Loan Sellers"; and, the CGMRC Mortgage Loan Purchase Agreement, the ____
Mortgage Loan Purchase Agreement, the ____ Mortgage Loan Purchase Agreement, the
____ Mortgage Loan Purchase Agreement and the ____ Mortgage Loan Purchase
Agreement are, collectively, the "Mortgage Loan Purchase Agreements".

            In connection with the sale by CGMRC to CCMS of the CGMRC Mortgage
Loans, CGMRC, CCMS, CGMI and the other Underwriters entered into an indemnification agreement dated as of the date hereof (the "CGMRC
Indemnification Agreement"). In connection with the sale by ____ to CCMS of the
____ Mortgage Loans____, CCMS, CGMI and the other Underwriters entered into an indemnification agreement dated as of the date hereof (the "____ Indemnification
Agreement"). In connection with the sale by ____to CCMS of the ____ Bank
Mortgage Loans, ____, CCMS, CGMI and the other Underwriters entered into an indemnification agreement dated as of the date hereof (the "____ Indemnification
Agreement"). In connection with the sale by ____ to CCMS of the ____ Mortgage
Loans, ____, CCMS, CGMI and the other Underwriters entered into an indemnification agreement dated as of the date hereof (the "____ Indemnification
Agreement"). In connection with the sale by ____ to CCMS of the ____ Mortgage
Loans, ____, CCMS, CGMI and the other Underwriters entered into an indemnification agreement dated as of the date hereof (the "____ Indemnification
Agreement"). The CGMRC Indemnification Agreement, the ____ Indemnification
Agreement, the ____ Indemnification Agreement, the ____ Indemnification
Agreement and the ____ Indemnification Agreement are, collectively, the
"Mortgage Loan Seller Indemnification Agreements".

                                        2

            The Trust is to be created and the Certificates are to be issued under a pooling and servicing agreement to be dated as of ________, ____ (the
"Pooling and Servicing Agreement"), among CCMS as depositor, __________,
("________"),as master servicer (in such capacity, a "Master Servicer"),
__________ ("____") as special servicer (in such capacity, the "Special
Servicer"), __________ ("___") as trustee (in such capacity, the "Trustee") and
LaSalle Bank, as certificate administrator (in such capacity, the "Certificate
Administrator").

            In connection with the execution and delivery of the Pooling and
Servicing Agreement: (i) ______, CCMS, CGMI and the other Underwriters entered into an indemnification agreement dated as of the date hereof (the "Trustee
Indemnification Agreement"); (ii) ______, CCMS, CGMI and the other Underwriters entered into an indemnification agreement dated as of the date hereof (the
"Certificate Administrator Indemnification Agreement"); (iii) ______, CCMS, CGMI
and the other Underwriters entered into an indemnification agreement dated as of the date hereof (the "Master Servicer Indemnification Agreement"); (iv) ____,
CCMS, CGMI and the other Underwriters entered into an indemnification agreement dated as of the date hereof (the "Special Servicer Indemnification Agreement").
The Trustee Indemnification Agreement, the Certificate Administrator
Indemnification Agreement, the Master Servicer Indemnification Agreement, the
Special Servicer Indemnification Agreement and the Mortgage Loan Seller
Indemnification Agreements are, collectively, the "Indemnification Agreements".

            CCMS has filed with the Securities and Exchange Commission (the
"Commission") a registration statement on Form S-3 (No. 333-______) for the registration of the Certificates under the Securities Act of 1933, as amended
(the "Securities Act"), which registration statement has become effective. The rules and regulations of the Commission promulgated under the Securities Act are collectively referred to in this Agreement as the "Securities Act Rules." As used in this Underwriting Agreement (this "Agreement" or this "Underwriting
Agreement"): (i) "Registration Statement" means the foregoing registration statement and all exhibits thereto, as amended or supplemented to the date of this Agreement, together with any information that is contained in the
Prospectus (as defined below) that is deemed to be a part of and included in that registration statement pursuant to Rule 430B under the Securities Act as of the date hereof; (ii) "Base Prospectus" means the base prospectus included in the Registration Statement at the time it became effective, as amended or supplemented up to the date of filing of the Prospectus Supplement (as defined below) by any base prospectus filed with the Commission pursuant to paragraph
(b) of Rule 424 under the Securities Act; (iii) "Prospectus Supplement" means the prospectus supplement to the Base Prospectus, specifically relating to the
Certificates and any amendment thereof or supplement thereto, filed or to be filed with the Commission pursuant to paragraph (b) of Rule 424 under the
Securities Act, that is deemed to be part of and included in the Registration
Statement on the date hereof in accordance with paragraph (f) of Rule 430B under the Securities Act; and (iv) "Prospectus" means the Base Prospectus, together with the Prospectus Supplement.

            At or prior to the time when sales to purchasers of the Registered
Certificates were first made in accordance with Rule 159 under the Securities
Act, which was approximately ____ [a.m./p.m.] (New York City time) on the date hereof (the "Time of Sale"), CCMS had prepared the following information, which is collectively referred to as the "Time of Sale Information": (i) the Base
Prospectus dated _________; ______ (ii) the Free Writing Prospectus (as defined below) dated _________; ____, relating to the Registered Certificates and filed by CCMS pursuant to Rule 433

                                        3

under the Securities Act (the "Offering Prospectus"), which Free Writing
Prospectus refers to itself therein as "this offering prospectus", consists of approximately ____ printed pages (not including annexes thereto) and was accompanied by the Base Prospectus dated _________, ____; and (iii) [ADDITIONAL
ITEMS TO BE SPECIFIED]. If, subsequent to the date of this Agreement, CCMS and the Underwriters determine that, as to the investors in one or more Classes of the Registered Certificates, such initial Time of Sale Information includes an untrue statement of material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Underwriters terminate their old purchase contracts and enter into new purchase contracts with investors in the
Registered Certificates, then "Time of Sale Information" shall refer to the information conveyed to investors at the time of entry into the last such new purchase contract, including any information that corrects such material misstatements or omissions ("Corrective Information"). For the purposes of this
Underwriting Agreement, "Free Writing Prospectus" means a "free writing prospectus" within the meaning of Rule 405 under the Securities Act; and "Issuer
Free Writing Prospectus" means an "issuer free writing prospectus" within the meaning of Rule 433 under the Securities Act.

            Capitalized terms used but not defined herein have the respective meanings assigned thereto in the Pooling and Servicing Agreement.

            1.    REPRESENTATIONS, WARRANTIES AND COVENANTS OF CCMS. CCMS
represents and warrants to, and covenants with, each of the Underwriters that:

            (a)   The Registration Statement has become effective under the
Securities Act. The aggregate principal amount of the Registered Certificates does not exceed the remaining amount of mortgage-backed securities that may be offered and sold under the Registration Statement as of the date hereof. The
Registration Statement, as of the date it was declared effective (its "Effective
Date"), and the portion of the Registration Statement relating to the Registered
Certificates (including, without limitation, the Prospectus), as of the deemed effective date thereof pursuant to Rule 430B under the Securities Act (its
"Deemed Effective Date") complied, complies and/or will comply, as applicable, as to form in all material respects with the requirements of the Securities Act and the Securities Act Rules; and the information in the Registration Statement, as of its Effective Date, and the information in the portion of the Registration
Statement relating to the Registered Certificates (including, without limitation, the Prospectus), as of its Deemed Effective Date, did not, does not and/or will not, as applicable, contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the information in the
Prospectus as of the date hereof, does not, and as of the Closing Date (as hereinafter defined), will not, contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;
provided, however, that CCMS makes no representation or warranty as to the
Excluded Information (as defined below).

            The "Excluded Information" shall mean, collectively, the information contained in or omitted from the Registration Statement or the Prospectus or the
Time of Sale Information or any Issuer Free Writing Prospectus or any Issuer
Information (as defined below), or any revision, amendment or supplement to any of the foregoing, (i) in reliance upon and in conformity with written or electronic information furnished to CCMS by any Underwriter specifically for use in connection

                                        4

with the preparation of the Prospectus, or any revision, amendment or supplement thereto, the Time of Sale Information or any such Issuer Free Writing Prospectus
(collectively, the "Underwriter Information"), or (ii) to which the indemnities provided for in Section 2 of any of the Indemnification Agreements are
applicable in accordance with the respective terms thereof (collectively, the
"Third-Party Information"). It is hereby acknowledged that the information set forth on Schedule II hereto constitutes the only Underwriter Information in the
Offering Prospectus and the Prospectus.

            (b)   If and to the extent that it has not done so already, the
Company will make a good faith and reasonable effort to file the Prospectus with the Commission within the time period required under Rule 424 and, in the event that it fails to do so, the Company shall file the Prospectus with the
Commission as soon as practicable thereafter.

            (c)   The Time of Sale Information, at the Time of Sale, did not,
and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that CCMS makes no representation and warranty with respect to any Excluded Information.

            (d)   CCMS (including its agents and representatives other than the
Underwriters in their capacity as such) has not made, used, prepared, authorized, approved or referred to, and will not make, use, prepare, authorize, approve or refer to, any "written communication" (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Registered Certificates other than (i) the Prospectus, (ii) any document not constituting a prospectus under Section 2(a)(10)(a) of the
Securities Act, including, without limitation, any document that complies with
Rule 134 under the Securities Act, (iii) the Time of Sale Information, and (iv)
any other Free Writing Prospectus that complied or, if used after the date hereof, will comply in all material respects with the Securities Act and the
Securities Act Rules. Each Issuer Free Writing Prospectus prepared by or on behalf of CCMS or its affiliates or delivered to CCMS for filing in accordance with Section 9 has been filed or will be filed in accordance with Section 9 (to the extent required thereby). Each Issuer Free Writing Prospectus included under clause (iv) of the second preceding sentence, at the Time of Sale, did not, and at the Closing Date will not, contain any untrue statements of a material fact or (when read in conjunction with the other Time of Sale Information) omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that CCMS makes no representation or warranty with respect to any Excluded
Information.

            (e)   As of the Closing Date, the Certificates will be duly
authorized by CCMS, and, when the Registered Certificates have been duly executed and authenticated in the manner contemplated in the Pooling and
Servicing Agreement and have been delivered to and paid for by the Underwriters pursuant to this Agreement, the Registered Certificates will be validly issued and outstanding and entitled to the benefits provided by the Pooling and
Servicing Agreement.

            (f)    ______________ ("________") is an independent public
accountant for CCMS as required by the Securities Act and the rules and regulations thereunder.

                                        5

            (g)    As of the Closing Date, the Pooling and Servicing Agreement
and the Mortgage Loan Purchase Agreements will each have been duly authorized, executed and delivered by CCMS and, assuming the valid authorization, execution and delivery thereof by the other parties thereto, will each constitute a valid and binding agreement of CCMS enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights and by general principles of equity.

            (h)   This Agreement has been duly authorized, executed and
delivered by CCMS and, assuming the valid authorization, execution and delivery thereof by the other parties hereto, will constitute a valid and binding agreement of CCMS enforceable against CCMS in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights and by general principles of equity, and except as enforcement thereof may be limited by public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement which purport or are construed to provide indemnification from liabilities under applicable securities laws.

            (i)   CCMS has been duly organized and is validly existing as a
corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Prospectus and now conducted by it, is duly qualified as a foreign corporation in good standing in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification, and is conducting its business so as to comply in all material respects with the applicable statutes, ordinances, rules and regulations of the jurisdictions in which it is conducting its business, except where the failure to be so qualified or to so comply, as the case may be, would not have a material adverse effect on the performance by CCMS of its obligations under this
Agreement, the Pooling and Servicing Agreement or the Mortgage Loan Purchase
Agreements. CCMS is not in violation of its certificate of incorporation or by-laws or in default under any agreement, indenture or instrument the effect of which violation or default would have a material adverse effect on the performance by CCMS of its obligations under this Agreement, the Pooling and
Servicing Agreement or the Mortgage Loan Purchase Agreements.

            (j)   The issuance and sale of the Registered Certificates to the
Underwriters, the compliance by CCMS with the provisions of this Agreement, the
Mortgage Loan Purchase Agreements, the Pooling and Servicing Agreement and the
Certificates and the consummation by CCMS of the other transactions herein or therein contemplated do not, under any statute, regulation or rule of general applicability in the United States or any decision, order, decree or judgment of any judicial or other governmental body applicable to CCMS, require any consent, approval, authorization, order, registration or qualification of or with any court or governmental authority, except (A) such as have been obtained or effected with respect to the Registered Certificates under the Securities Act,
(B) the recordation of the assignments of the Mortgage Loans to the Trustee, which recordation is to be completed pursuant to the Pooling and Servicing
Agreement on or following the Closing Date, and (C) such other approvals as have been obtained; provided that CCMS makes no representations or warranties as to any consent, approval, authorization, registration or qualification that may be required under state securities or "blue sky" laws.

                                        6

            (k)   Neither the execution and delivery of this Agreement, the
Mortgage Loan Purchase Agreements, the Pooling and Servicing Agreement nor the
issuance and delivery of the Certificates, nor the consummation by CCMS of any other of the transactions contemplated herein or therein, nor the fulfillment by
CCMS of the terms of this Agreement, the Mortgage Loan Purchase Agreements, the
Pooling and Servicing Agreement and the Certificates, will (A) conflict with, violate, result in a breach of or constitute a default under the certificate of incorporation or by-laws of CCMS, any statute or regulation currently applicable to CCMS or its properties, or any order or judgment currently applicable to CCMS or its properties of any arbiter, court, regulatory body, administrative agency or governmental body having jurisdiction over CCMS or its properties, or the terms of any indenture or other agreement or instrument to which CCMS is a party or by which it or any of its properties are bound, or (B) result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any indenture or other agreement to which CCMS is a party or by which it or any of its properties are bound.

            (l)   There are no actions or proceedings against, or investigations of, CCMS pending, or, to the knowledge of CCMS, threatened, before any court, administrative agency or other tribunal (A) asserting the invalidity of this
Agreement, the Mortgage Loan Purchase Agreements, the Pooling and Servicing
Agreement or the Registered Certificates, (B) seeking to prevent the issuance of the Registered Certificates or the consummation by CCMS of any of the transactions contemplated by this Agreement, the Mortgage Loan Purchase
Agreements or the Pooling and Servicing Agreement, (C) that might materially and adversely affect the performance by CCMS of its obligations under, or the validity or enforceability against CCMS of, this Agreement, the Mortgage Loan
Purchase Agreements, the Pooling and Servicing Agreement or the Registered
Certificates or (D) seeking to affect adversely the federal income tax attributes of the Registered Certificates described in the Prospectus.

            (m)   CCMS has not received any request by the Commission for any further amendment of the Registration Statement or the Prospectus or for any
additional information. CCMS has not received any notice of the issuance by the
Commission of any stop order suspending the effectiveness of the Registration
Statement and has no knowledge of the institution or threatening of any proceeding for that purpose. CCMS has not received any notification with respect to the suspension of the qualification of the Registered Certificates for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

            (n)   Any taxes, fees and other governmental charges (other than income taxes, franchise taxes and recording and filing fees) that are or will be due and payable by CCMS as of the Closing Date in connection with the execution, delivery and performance of this Agreement, the Mortgage Loan Purchase
Agreements, the Pooling and Servicing Agreement and the Registered Certificates,
will have been paid at or prior to the Closing Date.

            (o)   Neither CCMS nor the Trust is, and the sale of the Registered
Certificates in the manner contemplated by the Prospectus will not cause CCMS or the Trust to be, an "investment company" or under the control of an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act"); and the Pooling and Servicing Agreement
is not required to be qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

                                        7

            (p)   At the time of the execution and delivery of the Pooling and
Servicing Agreement, CCMS (i) except as disclosed in the Prospectus, will convey to the Trustee, or cause to be conveyed to the Trustee, all of CCMS's right, title and interest in and to the Mortgage Loans, free and clear of any lien, mortgage, pledge, charge, encumbrance, adverse claim or other security interest
(collectively, "Liens") granted by or imposed upon CCMS, (ii) will not have assigned to any other person any of its right, title or interest in the Mortgage
Loans or in the Pooling and Servicing Agreement or the Registered Certificates,
and (iii) will have the power and authority to transfer or cause the transfer of all of its right, title and interest in and to the Mortgage Loans to the Trustee and to sell the Registered Certificates to the Underwriters.

            (q)   Upon delivery to the Underwriters of the Registered
Certificates pursuant to this Agreement, each Underwriter will have good title to the Registered Certificates purchased by such Underwriter, in each case free and clear of Liens granted or imposed upon CCMS.

            (r)   The consideration received by CCMS upon the sale of the
Registered Certificates to the Underwriters will constitute at least reasonably equivalent value and fair consideration for the Registered Certificates.

            (s)   CCMS (i) will be solvent at all relevant times prior to, and will not be rendered insolvent by, the sale of the Registered Certificates to the Underwriters and (ii) is not selling the Registered Certificates to the
Underwriters with any intent to hinder, delay or defraud any of the creditors of
CCMS or on account of an antecedent debt.

            (t)   The transfer of the Mortgage Loans to the Trust and the sale of the Certificates to each of the Underwriters, at the Closing Date, will be treated by CCMS for financial accounting and reporting purposes as a sale of assets and not as a pledge of assets to secure debt.

            (u)   The statements set forth in the Prospectus under the caption
"Description of the Offered Certificates," insofar as they purport to constitute a summary of the terms of the Registered Certificates and insofar as they purport to describe the provisions of the documents referred to therein, are correct in all material respects.

            (v)   There has not been, and as of the Closing Date, there will not be, any material adverse change in the business operations, financial condition, properties or assets of CCMS since the date as of which information is given in the Prospectus that would have a material adverse effect on the ability of CCMS to perform its obligations under this Agreement, the Pooling and Servicing
Agreement or any Mortgage Loan Purchase Agreement.

            (w)   CCMS possesses all material licenses, certificates,
authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by it, and CCMS has not received any notice of proceedings relating to the revocation or modification of any such license, certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the condition, financial or otherwise, or the earnings, business affairs or business prospects of CCMS.

                                        8

            (x)   CCMS is not, and on the date on which the first bona fide
offer of the Registered Certificates is made (within the meaning of Rule
164(h)(2) under the Securities Act) will not be, an "ineligible issuer," as defined in Rule 405 under the Securities Act.

            2.    PURCHASE AND SALE. Subject to the terms and conditions and in reliance on the representations and warranties herein set forth, CCMS agrees to sell to each of the Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase from CCMS, their respective allotments of each class of Registered Certificates specified on Schedule I hereto, at the purchase price for each such class as set forth on such Schedule I (the "Purchase
Price").

            3.    DELIVERY AND PAYMENT. Delivery of and payment for the
Registered Certificates shall be made in the manner, on the date and at the time specified in Schedule I hereto, which date and time may be changed by agreement among the Underwriters and CCMS (such date and time of delivery of and payment for the Registered Certificates being hereinafter referred to as the "Closing
Date"). Delivery of each Underwriter's allotment of the Registered Certificates shall be made to the related Underwriter against payment by such Underwriter of the purchase price therefor to or upon the order of CCMS in same-day funds by federal funds wire (or by such other method as such Underwriter and CCMS may agree). Unless delivery is made through the facilities of The Depository Trust
Company, the Registered Certificates of each class thereof shall be registered in such names and in such authorized denominations as the related Underwriter may have requested not less than three (3) full business days prior to the
Closing Date.

            CCMS agrees to have the Registered Certificates available for inspection, checking and packaging in New York, New York, at any time before
3:00 p.m. New York City time on the business day prior to the Closing Date.

            4.    OFFERING BY THE UNDERWRITERS. (a) It is understood that the
Underwriters propose to offer the Registered Certificates for sale as set forth in the Prospectus. It is further understood that CCMS, in reliance upon Policy
Statement 105, has not filed and will not file an offering statement pursuant to
Section 352-e of the General Business Law of the State of New York with respect to the Registered Certificates. As required by Policy Statement 105, each
Underwriter therefore covenants and agrees with CCMS that sales of the
Registered Certificates made by such Underwriter in and from the State of New
York will be made only to institutional investors within the meaning of Policy
Statement 105.

            (b)   Each Underwriter represents and warrants to, and agrees with,
CCMS that: (i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial
Services and Markets Act 2000 (the "FSMA")) received by it in connection with the issue or sale of any Registered Certificates in circumstances in which section 21(1) of the FSMA does not apply to CCMS; and (ii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Registered Certificates in, from or otherwise involving the United Kingdom.

            (c)   In relation to each Member State of the European Economic
Area which has implemented the Prospectus Directive (each, a "Relevant Member
State"), each Underwriter hereby

                                        9

represents and warrants to, and agrees with, CCMS that with effect from and including the date on which the Prospectus Directive is implemented in that
Relevant Member State (the "Relevant Implementation Date") such Underwriter has not made and will not make an offer of the Registered Certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Registered Certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that
Relevant Member State, all in accordance with the Prospectus Directive, except that such Underwriter may, with effect from and including the Relevant
Implementation Date, make an offer of the Registered Certificates to the public in that Relevant Member State at any time:

                  (i)     to legal entities which are authorized or regulated to
      operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

                  (ii)    to any legal entity which has two or more of (1) an
      average of at least 250 employees during the last financial year, (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than (euro)50,000,000, as shown in its last annual or consolidated accounts; or

                  (iii)   in any other circumstances which do not require the
      publication by CCMS of a prospectus pursuant to Article 3 of the
      Prospectus Directive.

            For the purposes of this provision, the expression an "offer of the
Registered Certificates to the public" in relation to any Registered
Certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the
Registered Certificates so as to enable an investor to decide to purchase or subscribe the Registered Certificates, as the same may be varied in that Member
State by any measure implementing the Prospectus Directive in that Member State and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

            (d)   No Underwriter shall take any action relating to the offer or sale of any of the Registered Certificates in any jurisdiction that would result in CCMS being obligated to register or file any further prospectus or corresponding document relating to the Registered Certificates in such jurisdiction, other than as expressly contemplated hereby.

            (e)   If any Underwriter does not have an allocation of Register
Certificates, then such Underwriter nevertheless acknowledges that it has actively participated in the marketing and distribution of the Registered
Certificates.

            (f)   Each Underwriter hereby advises CCMS that it currently intends to make a market in the Registered Certificates, although it has no obligation to do so and may terminate such market making at any time.

                                       10

            5.    ADDITIONAL AGREEMENTS. CCMS and the Underwriters mutually
agree that:

            (a)   CCMS will not file any further supplement to the Prospectus relating to or affecting the Registered Certificates at any time, except as contemplated by Section 5(e) or unless CCMS has furnished a copy to the
Underwriters for their review prior to filing, and will not file any such proposed supplement to which the Underwriters reasonably object. CCMS will not file any amendment to the Registration Statement relating to or affecting the
Registered Certificates at any time subsequent to the date hereof and prior to the Closing Date, except as contemplated by Section 5(e) or unless CCMS has furnished a copy to the Underwriters for their review prior to filing, and will not file any such proposed amendment to which the Underwriters reasonably object. Subject to the foregoing sentences, CCMS will cause the Prospectus to be filed, or transmitted for filing, with the Commission pursuant to Rule 424(b)
under the Securities Act and, until the termination of the offering of the
Registered Certificates, will also promptly advise each Underwriter (i) when any amendment to the Registration Statement relating to the Registered Certificates has become effective or any revision of or supplement to the Prospectus has been so filed or transmitted for filing, (ii) of any request by the Commission for any amendment of the Registration Statement or the Prospectus or for any
additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (iv) of the receipt by CCMS of any notification with respect to the suspension of the qualification of the Registered Certificates for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. CCMS will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

            (b)   If, at any time when a prospectus relating to the Registered
Certificates is required to be delivered under the Securities Act, (i) any event occurs as a result of which the Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (ii) it shall be necessary to revise, amend or supplement the Prospectus to comply with the
Securities Act or the rules and regulations of the Commission thereunder, CCMS promptly will, to the extent it has knowledge thereof, prepare and file with the
Commission, subject to paragraph (a) of this Section 5, a revision, amendment or supplement that will correct such statement or omission or effect such compliance and will deliver a copy thereof to the Underwriters.

            (c)   Upon request, so long as delivery of a prospectus relating to the Registered Certificates is required under the Securities Act, CCMS will furnish to any Underwriter and counsel for such Underwriter, without charge, as many copies of the Prospectus and each Issuer Free Writing Prospectus prepared by or on behalf of CCMS and any revisions or amendments thereof or supplements thereto as may be reasonably requested.

            (d)   CCMS will arrange for the qualification of the Registered
Certificates for sale under the laws of such jurisdictions as CGMI may designate, maintain such qualifications in effect so long as required for the distribution of the Registered Certificates and arrange for the determination of the legality of the Registered Certificates for purchase by institutional investors; provided, however, that CCMS shall not be required to qualify to do business in any jurisdiction where it is not now so

                                       11

qualified or to take any action that would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject.

            (e)   CCMS will file any documents and any amendments thereof as may be required to be filed by it pursuant to the Securities Act and the Securities
Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission under the Securities Act and the Exchange Act, including, but not limited to, the filing with the Commission, to the extent required under Rule 433 of the Securities Act Rules, of all Free Writing
Prospectuses that CCMS is required to file under Section 9(c) hereof, within the time frames set forth in Section 9(d) hereof. Subject to compliance by each
Underwriter with the requirements of Section 9 hereof, CCMS represents and warrants that, to the extent required by Rule 433 under the Securities Act, CCMS has timely filed with the Commission any Free Writing Prospectuses contemplated to be filed by it under Section 9(c) hereof.

            (f)   Each Underwriter agrees that its purchase of Registered
Certificates, at the Closing Date, will be treated by such Underwriter for financial accounting and reporting purposes as a sale of such Certificates by
CCMS and not as a pledge of such Certificates to secure a debt.

            6.    CONDITIONS TO THE OBLIGATIONS OF EACH UNDERWRITER AND CCMS.
The obligation of each Underwriter to purchase from CCMS, and the obligation of
CCMS to sell to such Underwriter, its allotment of the Registered Certificates shall be subject to the accuracy of the representations and warranties on the part of CCMS and such Underwriter contained herein as of the date hereof and as of the Closing Date, to the accuracy of the statements of CCMS and such
Underwriter made in any officer's certificate delivered pursuant to the provisions hereof, to the performance by CCMS and such Underwriter of their respective obligations hereunder and to satisfaction, as of the Closing Date, of the following additional conditions:

            (a)   All actions required to be taken and all filings required to be made by CCMS under the Securities Act prior to the Closing Date shall have been taken or made, and no stop order suspending the effectiveness of the
Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted and be pending or shall have been threatened.

            (b)   CCMS shall have furnished to the Underwriters:

                  (i)     an executed copy of the Pooling and Servicing
      Agreement;

                  (ii)    an opinion of in-house counsel for CCMS, dated the
      Closing Date and addressed to the Underwriters, in form and substance reasonably acceptable to the Underwriters;

                  (iii)   an opinion of _____________, in its capacity as
      special counsel for CCMS, dated the Closing Date and addressed to the
      Underwriters, in form and substance reasonably acceptable to the
      Underwriters;

                  (iv)    a letter from _____________, in its capacity as
      special counsel to CCMS, dated the Closing Date and addressed to the
      Underwriters, containing a statement substantially to the effect that, based on conferences and telephone conversations with

                                       12

      representatives of CCMS, the Mortgage Loan Sellers, the Underwriters, the
      Trustee, the Certificate Administrator, the Master Servicer, the Special
      Servicer and their respective counsel (but, except as otherwise expressly set forth in that letter, without having reviewed any of the mortgage notes, mortgages or other documents relating to the Mortgage Loans, or any documents, records, agreements, ratings or portfolio data or any other information regarding the business or operations of the sponsors, the
      Trustee, the Certificate Administrator, the Master Servicer or the Special
      Servicer (other than the Pooling and Servicing Agreement) or made any inquiry of any originator of any Mortgage Loan not referenced above and without having made any independent check or verification of the statements contained in the Prospectus or the Time of Sale Information),
      nothing has come to such counsel's attention that would lead it to believe that the Time of Sale Information (when read as a whole), at the Time of
      Sale, or the Prospectus, at the date of the Prospectus Supplement or at the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that such counsel need not comment on
      (i) information regarding any party to any agreement other than CCMS, (ii)
      information regarding the Mortgage Loans or the related mortgaged real properties, (iii) the servicing and administration of the Outside Serviced
      Trust Mortgage Loans (as defined in the Pooling and Servicing Agreement),
      (iv) statistical, accounting, numerical or other financial information,
      (v) information contained in any accompanying computer disk, CD-ROM or other electronic media, (vi) information incorporated by reference and
      (vii) other marketing materials including without limitation any ABS informational and computational materials used in reliance on Rule 167 under the Securities Act.

                  (v)     copies of all legal opinion letters delivered to the
      Rating Agencies by _____________, in its capacity as special counsel to
      CCMS, in connection with the issuance of the Registered Certificates, with each such opinion letter to be either addressed to the Underwriters or accompanied by a letter signed by _____________ stating that the
      Underwriters may rely on such opinion letter as if it were addressed to them as of the date thereof;

                  (vi)    a good standing certificate regarding CCMS from the
      Secretary of State of the State of Delaware, dated not earlier than 30 days prior to the Closing Date;

                  (vii)   a certificate of CCMS, dated the Closing Date and
      signed by an executive officer or authorized signatory of CCMS, to the effect that (A) the representations and warranties of CCMS herein and in the Pooling and Servicing Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, and (B) CCMS has in all material respects complied with all the agreements and satisfied all the conditions on its part set forth herein to be performed or satisfied at or prior to the Closing Date; and

                  (viii)  an officer's certificate, dated the Closing Date and signed by the secretary or an assistant secretary of CCMS, to the effect that each individual who, as an officer or representative of CCMS, signed this Agreement, the Certificate Purchase

                                       13

      Agreement, the Mortgage Loan Purchase Agreements, the Pooling and
      Servicing Agreement or any other document or certificate delivered on or before the Closing Date in connection with the transactions contemplated herein or in the Certificate Purchase Agreement, the Mortgage Loan
      Purchase Agreements or the Pooling and Servicing Agreement, was at the
      respective times of such signing and delivery, and is as of the Closing
      Date, duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents and certificates are their genuine signatures, which officer's certificate shall be accompanied by true and complete copies (certified as such by the secretary or an assistant secretary of CCMS) of the organizational documents of CCMS, as in effect on the Closing Date, and of the resolutions of CCMS and any required shareholder consent relating to the transactions contemplated in this Agreement, the Certificate Purchase
      Agreement, the Mortgage Loan Purchase Agreements and/or the Pooling and
      Servicing Agreement.

            (c)   The Underwriters shall have received, with respect to each of the Master Servicer, the Special Servicer, the Trustee and the Certificate
Administrator a favorable opinion of counsel, dated the Closing Date, addressing the valid existence and good standing of such party under the laws of the jurisdiction of its organization, the due authorization, execution and delivery of the Pooling and Servicing Agreement by such party, the enforceability of the
Pooling and Servicing Agreement against such party (subject to such limitations as are reasonably acceptable to the Underwriters) and such other matters as the
Underwriters may reasonably request. Such opinion may express its reliance as to factual matters on representations and warranties made by, and on certificates or other documents furnished by officers and/or authorized representatives of parties to the Pooling and Servicing Agreement and on certificates furnished by public officials. Such opinion may assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than the party on behalf of which such opinion is being rendered.
Such opinion need cover only the laws of the jurisdiction in which the party on whose behalf such opinion is being rendered is organized, the laws of the State of New York and the federal law of the United States.

            (d)   The Underwriters shall have received such other documents, certificates and opinions regarding the Master Servicer, the Special Servicer, the Trustee and the Certificate Administrator as the Underwriters may reasonably request.

            (e)   CCMS and the Underwriters shall have received from
_____________, certified public accountants, various comfort letters, dated, as applicable, the date of the Prospectus Supplement or such other date acceptable to CCMS and the Underwriters, in form and substance reasonably satisfactory to
CCMS and the Underwriters, stating in effect that:

                  (i)     they have performed certain specified procedures as a
      result of which they have determined that such information of an accounting, financial or statistical nature set forth in the Time of Sale
      Information, as was agreed upon by the Underwriters, agrees with the data sheet or computer tape prepared by or on behalf of the Mortgage Loan
      Sellers, unless otherwise noted in such letter(s);

                                       14

                  (ii)    they have performed certain specified procedures as a
      result of which they have determined that such information of an accounting, financial or statistical nature set forth in the Prospectus
      Supplement, as was agreed upon by the Underwriters, agrees with the data sheet or computer tape prepared by or on behalf of the Mortgage Loan
      Sellers, unless otherwise noted in such letter(s); and

                  (iii)   they have compared the data contained in the data
      sheet or computer tape referred to in the immediately preceding clauses
      (i) and (ii) to information contained in an agreed upon sampling of the
      Mortgage Loan files and in such other sources as shall be specified by them, and found such data and information to be in agreement in all material respects, unless otherwise noted in such letter.

            (f)   The Underwriters shall have been furnished with all documents, certificates and opinions required to be delivered by each Mortgage Loan Seller and/or any affiliate thereof in connection with the sale of Mortgage Loans by such Mortgage Loan Seller to CCMS, pursuant to the related Mortgage Loan
Purchase Agreement. The Underwriters shall be entitled to rely on each such certificate executed and delivered by a Mortgage Loan Seller, any affiliate thereof or any of their respective officers and representatives, to the same extent that CCMS may so rely, and each such opinion addressed to CCMS shall also be addressed to the Underwriters or shall be accompanied by a letter signed by the counsel that rendered such opinion stating that the Underwriters may rely on such opinion as if it were addressed to them.

            (g)   The Underwriters shall have been furnished with such other documents and opinions as the Underwriters may reasonably require, for the purpose of enabling them to pass upon the issuance and sale of the Registered
Certificates as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained.

            (h)   The Mortgage Loan Sellers shall have sold the Mortgage Loans to CCMS, pursuant to the respective Mortgage Loan Purchase Agreements.

            (i)   Subsequent to the date hereof, there shall not have occurred any change, or any development involving a prospective change, in or affecting the business or properties of CCMS that CGMI concludes, in its opinion after consultation with CCMS and the other Underwriters, materially impairs the investment quality of the Registered Certificates so as to make it impractical or inadvisable to proceed with the public offering or the delivery of the
Registered Certificates as contemplated by the Prospectus.

            (j)   The Registered Certificates shall have been assigned ratings no less than those set forth on Schedule I and such ratings shall not have been rescinded or qualified.

            7.    INDEMNIFICATION AND CONTRIBUTION. (a) Subject to Section
7(c), CCMS agrees to indemnify and hold harmless each Underwriter, each of its officers and directors and each person who controls such Underwriter within the meaning of either the Securities Act or the Exchange Act against any and all expenses, losses, claims, damages or liabilities, joint or several, to which it or any such officer, director or controlling person may become subject under the
Securities Act, the Exchange Act, or other federal or state statutory law or regulation, at common law or

                                       15

otherwise, insofar as such expenses, losses, claims, damages or liabilities (or actions in respect thereof) (A) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the
Registration Statement, the Prospectus or any revision or amendment thereof or supplement thereto, or in any other filing incorporated by reference therein, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by it or him in connection with investigating or defending any such expense, loss, claim, damage, liability or action or (B) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing
Prospectus prepared by or on behalf of CCMS or any Issuer Information (as defined in Section 9(a)) contained in any Underwriter Free Writing Prospectus
(as defined in Section 9(a)), or the omission or alleged omission therefrom of a material fact necessary to make the statements therein (when read in conjunction with the other Time of Sale Information), in light of the circumstances under which they were made, not misleading, which was not corrected by Corrective
Information subsequently supplied by CCMS or any Mortgage Loan Seller to any
Underwriter within a reasonable period of time prior to the Time of Sale;
provided that CCMS shall not be liable under the indemnity agreement in this
Section 7(a) to the extent that any such expense, loss, claim, damage or liability (or action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact contemplated by this Section 7(a) that was made in the Excluded Information or (ii) any material breach, inaccuracy or untruth of any of the statements, representations, warranties and/or covenants made by any Underwriter pursuant to Section 9; and provided, further, that CCMS shall not be liable under the indemnity agreement in this Section 7(a) for any such expense, loss, claim, damage or liability (or action in respect thereof)
that arises out of or is based upon any such untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact contemplated in this Section (7)(a) as to which any Underwriter has agreed to indemnify CCMS pursuant to Section 7(b). This indemnity agreement will be in addition to any liability that CCMS may otherwise have.

            (b)   Subject to Section 7(c), each Underwriter, severally and not jointly, agrees to indemnify and hold harmless CCMS, each of its officers and directors and each person who controls CCMS within the meaning of either the
Securities Act or the Exchange Act against any and all expenses, losses, claims, damages or liabilities, joint or several, to which it or any such officer, director or controlling person may become subject under the Securities Act, the
Exchange Act, or other federal or state statutory law or regulation, at common law or otherwise, insofar as such expenses, losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon: (i)
any untrue statement or alleged untrue statement of a material fact contained in the Underwriter Information (insofar as the Underwriter Information relates to such Underwriter), or any omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; (ii) any untrue statements or alleged untrue statements of a material fact made in any
Underwriter Free Writing Prospectus prepared by or on behalf of such Underwriter or omissions or alleged omissions to state in such Underwriter Free Writing
Prospectus a material fact necessary in order to make the statements therein
(when read in conjunction with the Time of Sale Information), in the light of the circumstances under which they were made, not misleading; and (iii) any material breach, inaccuracy or untruth on the part of such Underwriter of any of the statements, representations, warranties and/or covenants

                                       16

made pursuant to Section 9; provided that such Underwriter shall not be liable under the indemnity agreement in this Section 7(b) for any such expense, loss, claim, damage or liability (or action in respect thereof) that arises out of or is based upon (A) any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact contemplated by this Section 7(b) that was caused by or resulted from an error or omission in the Issuer Information which was not corrected by Corrective Information subsequently supplied by CCMS or any Mortgage Loan Seller to any Underwriter
within a reasonable period of time prior to the Time of Sale or (B) any material breach, inaccuracy or untruth of any of the statements, representations, warranties and/or covenants made by CCMS pursuant to Section 9. Notwithstanding the foregoing, the indemnity in clause (ii) of the preceding sentence above will not apply if such untrue statement or alleged untrue statement or omission or alleged omission was also an untrue statement or alleged untrue statement or omission or alleged omission in the Prospectus, the Offering Prospectus or the
Term Sheet to which the indemnity agreement in Section 7(a) applies. This indemnity agreement will be in addition to any liability that the Underwriters may otherwise have.

            (c)   Promptly after receipt by an indemnified party under
Section 7(a) or Section 7(b) above of notice of the commencement of any suit, action, proceeding (including, without limitation, any governmental or regulatory investigation), claim or demand, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under
Section 7(a) or Section 7(b) above, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability that it may have to any indemnified party otherwise than under Section 7(a) or Section 7(b);
provided, however, that any increase in such liability under Section 7(a) or
Section 7(b), as applicable, as a result of such failure to promptly notify shall not be an expense of the indemnifying party. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided that, if the defendants in any such action include both the indemnified party and the indemnifying party, and the indemnified party shall have reasonably concluded that there may be additional or different legal defenses available to it that conflict with those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel (in addition to local counsel) to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party for legal expenses of other counsel or other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel), representing the indemnified party or parties who are parties to such action),
(ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time period after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel

                                       17

for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).

            Notwithstanding anything herein to the contrary, an indemnifying party shall not be liable under Section 7(a) or Section 7(b) for any settlement of any litigation, proceeding, action or claim effected without its consent unless (i) at any time an indemnified party shall have requested such indemnifying party to reimburse the indemnified party for fees and expenses of counsel for which the indemnifying party is obligated under Section 7(a) or
Section 7(b), as applicable, (ii) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request and more than 15 days after receipt by such indemnifying party of written notice of the proposed settlement and (iii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.

            No indemnifying party shall, without the prior written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder
(whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

            (d)   If the indemnification provided for in Section 7(a) or Section
7(b) above is due in accordance with its terms but is for any reason held by a court to be unavailable to any indemnified party on grounds of public policy or otherwise or is insufficient in respect of any expenses, losses, claims, damages or liabilities referred to in and intended to be covered under Section 7(a) or
Section 7(b), then the indemnifying party shall contribute to the aggregate expenses, losses, claims, damages and liabilities (including legal and other expenses reasonably incurred in connection with investigating or defending same)
to which such indemnified party may be subject and which were intended to be covered under such Section 7(a) or Section 7(b), as the case may be, as follows:

                  (i)     in the case of any such expenses, losses, claims,
      damages or liabilities (or actions in respect thereof) referred to in and intended to be covered under Section 7(a) above, in such proportion so that the applicable Underwriter is responsible for that portion represented by the percentage that the total underwriting discounts, commissions and/or fees received by the Underwriters bear to the sum of such discounts, commissions and/or fees received by the Underwriters and the total purchase price of the Registered Certificates specified in
      Schedule I hereto and CCMS is responsible for the balance (or, if such allocation is not permitted by applicable law or if the indemnified party failed to give the notice required in Section 7(c) or in the last paragraph of this Section 7(d), in such proportion as is appropriate to reflect not only such financial considerations but also the factors referred to in the immediately following clause (ii)); provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Registered
      Certificates) be responsible under this clause (i) for more than the amount, if any, by which the underwriting discounts, commissions and fees applicable to the Registered Certificates purchased by such Underwriter hereunder exceeds any damages

                                       18

      otherwise paid by such Underwriter with respect to any expense, loss, claim, damage or liability (or action in respect thereof); and

                  (ii)    in the case of any expenses, losses, claims, damages
      or liabilities (or actions in respect thereof) referred to in and intended to be covered under Section 7(b) above, in such proportion as is appropriate to reflect the relative fault of CCMS on the one hand and the applicable Underwriters on the other in connection with the untrue statement or alleged untrue statement or omission or alleged omission which resulted in such expenses, losses, claims, damages or liabilities
      (or actions in respect thereof) as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact that is the basis for such expense, loss, claim, damage or liability results from information prepared by CCMS on the one hand or the applicable Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

            CCMS and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by per capita allocation which does not take account of the equitable considerations referred to above in this subsection (d).

            Notwithstanding the foregoing, however, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the
Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person who controls an Underwriter within the meaning of either the
Securities Act or the Exchange Act and each officer and director of an
Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls CCMS within the meaning of either the Securities Act or the Exchange Act and each officer and director of CCMS shall have the same rights to contribution as CCMS. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this subsection (d), notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this subsection (d).

            (e)   The amount paid or payable by an indemnified party as a result of the expenses, losses, claims, damages and liabilities referred to in any subsection of this Section 7 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim (except where the indemnified party is required to bear such expenses pursuant to this Agreement), which expenses the indemnifying party shall pay as and when incurred, at the request of the indemnified party, to the extent that it is reasonable to believe that the indemnifying party will be ultimately obligated to pay such expenses. If any expenses so paid by an indemnifying party are subsequently determined not to be required to be borne by such indemnifying party hereunder, the indemnified party that received such payment shall promptly refund the amount so paid to such indemnifying party.

                                       19

            (f)   Each Underwriter agrees to indemnify and hold harmless each other Underwriter, such other Underwriter's officers and directors and each person who controls such other Underwriter within the meaning of the Securities
Act or the Exchange Act to the same extent that the indemnifying Underwriter has agreed to indemnify and hold harmless CCMS pursuant to Section 7(b).

            8.    FEES AND EXPENSES. Except as provided in any other particular section hereof, each Underwriter shall be responsible only for the costs and expenses (including, but not limited to, the costs of any counsel retained thereby) actually incurred by such Underwriter in connection with the transactions contemplated by this Agreement, and otherwise, the costs and expenses incurred in connection with the transactions herein contemplated shall be payable by the Mortgage Loan Sellers, as and to the extent provided in the respective Mortgage Loan Purchase Agreements, or by CCMS.

            9.    FREE WRITING PROSPECTUSES. (a) In connection with the offering of the Registered Certificates, the Underwriters may each prepare and provide to prospective investors Free Writing Prospectuses, or portions thereof, which CCMS is required to file with the Commission in electronic format and will use reasonable efforts to provide to CCMS such Free Writing Prospectuses, or portions thereof, in either Microsoft Word(R) or Microsoft Excel(R) format and not in a PDF, except to the extent that CCMS, in its sole discretion, waives such requirements, subject to the following conditions and any additional conditions set forth in any other subsection of this Section 9 (to which such conditions each Underwriter agrees (provided that no Underwriter shall be responsible for any breach of the following conditions by any other
Underwriter)):

                  (i)     Unless preceded or accompanied by the Prospectus, the
      Underwriters shall not convey or deliver any written communication (other than the Prospectus) to any person in connection with the initial offering of the Registered Certificates, unless such written communication (1) is made in reliance on Rule 134 under the Securities Act, (2) constitutes
      Time of Sale Information, (3) constitutes an Underwriter Free Writing
      Prospectus (as defined below) (that does not constitute Time of Sale
      Information) that has been approved by CCMS in advance of its use, or (4)
      contains no more than the following: (x) information relating to the class, size, rating, price, CUSIPS, coupon, yield, spread, benchmark, status and/or legal maturity date, the weighted average life, expected final payment date, the trade date and payment window of one or more classes of Registered Certificates, (y) the eligibility of the Registered
      Certificates to be purchased by ERISA plans and (z) a column or other entry showing the status of the subscriptions of the Registered
      Certificates (both for the issuance as a whole or for the Underwriter's retention) and/or expected pricing parameters of the Registered
      Certificates (provided that to the extent any of the information in clauses (x) through (z) constitutes a description of the terms of the securities other than information permitted under Rule 134, then such information will be included in a description of the final terms of the securities that is filed as a Free Writing Prospectus).

                  (ii)    Each Underwriter shall deliver (and, if used on or
      prior to the date hereof, represents and warrants that it has delivered)
      to CCMS, no later than two business days prior to the date of first use thereof or such later date as may be agreed to by CCMS: (a) any Free
      Writing Prospectus that was prepared by or on behalf of such Underwriter or any affiliate thereof (each, an "Underwriter Free Writing Prospectus")
      and that contains any

                                       20

      "issuer information," as defined in Rule 433(h) under the Securities Act and footnote 271 of the Commission's Securities Offering Reform Release
      No. 33-8591 ("Issuer Information") (which the parties hereto agree includes, without limitation, Third-Party Information covered by the indemnity agreements set forth in any of the Indemnification Agreements);
      and (b) any Free Writing Prospectus or portion thereof prepared by or on behalf of such Underwriter that contains only a description of the final terms of the Registered Certificates. Notwithstanding the foregoing, any
      Free Writing Prospectus that contains only ABS Informational and
      Computational Materials (as defined below) may be delivered by an
      Underwriter to CCMS not later than the later of (A) two business days prior to the due date for filing of the Prospectus pursuant to Rule 424(b)
      under the Securities Act or such later date as may be agreed to by CCMS or
      (B) the date of first use of such Free Writing Prospectus.

            (b)   Each Underwriter represents and warrants to CCMS that:

                  (i)     The Free Writing Prospectuses that were prepared by or
      on behalf of such Underwriter or an affiliate thereof complied or, if used after the date hereof, will comply, in all material respects with the
      Securities Act and the Securities Act Rules.

                  (ii)    The Free Writing Prospectuses furnished or to be
      furnished to CCMS by such Underwriter pursuant to or as contemplated by
      Section 9(a)(ii) or Section 9(e) hereof will constitute all Free Writing
      Prospectuses of the type described in such section that were furnished to prospective investors by the Underwriter in connection with its offer and sale of the Registered Certificates.

                  (iii)   The Free Writing Prospectuses to be furnished to CCMS
      by such Underwriter pursuant to Section 9(a)(ii) hereof will constitute all Free Writing Prospectuses that were furnished to a sponsor or servicer
      (as defined in Item 1101 of Regulation AB) for use or referral by any such person in connection with its offer and sale of the Registered
      Certificates.

                  (iv)    Each Free Writing Prospectus provided or required to
      be provided by it to CCMS pursuant to or as contemplated by Section
      9(a)(ii) hereof did not, as of the Time of Sale, and will not, as of the
      Closing Date, contain any untrue statement of a material fact or omit any material fact necessary to make the statements contained therein (when read in conjunction with the other Time of Sale Information), in light of the circumstances under which they were made, not misleading; provided, however, that such Underwriter makes no representation to the extent such misstatements or omissions were the result of any inaccurate Issuer
      Information, which information was not corrected by Corrective Information subsequently supplied by CCMS, any other Underwriter or any Mortgage Loan
      Seller to such Underwriter within a reasonable period of time prior to the
      Time of Sale.

                  (v)     Such Underwriter has not and will not convey any ABS
      Informational and Computational Material in reliance upon Rule 167 and
      Rule 426 under the Securities Act. ABS Informational and Computational
      Material shall mean "ABS informational and computational material" as defined in Item 1101 of Regulation AB.

                                       21

            (c)   CCMS agrees to file with the Commission the following:

                  (i)     each Issuer Free Writing Prospectus that was prepared
      by or on behalf of CCMS or its affiliates or delivered to CCMS for filing;

                  (ii)    any Free Writing Prospectus or portion thereof
      delivered by any Underwriter to CCMS pursuant to Section 9(a)(ii) or
      Section 9(e) hereof; and

                  (iii)   any Free Writing Prospectus for which CCMS or any
      person acting on its behalf provided, authorized or approved information that is prepared and published or disseminated by a person unaffiliated with CCMS or any other offering participant that is in the business of publishing, radio or television broadcasting or otherwise disseminating communications;

provided, however, that CCMS shall not be required to file (1) Issuer
Information contained in any Underwriter Free Writing Prospectus or Free Writing
Prospectus of any other offering participant other than CCMS, if such information is included or incorporated by reference in a prospectus or Free
Writing Prospectus previously filed with the Commission that relates to the offering of the Registered Certificates, or (2) any Free Writing Prospectus or
portion thereof that contains a description of the Registered Certificates or the offering of the Registered Certificates which does not reflect the final terms thereof or (3) any Free Writing Prospectus that does not contain substantive changes from or additions to a Free Writing Prospectus previously filed with the Commission.

            (d)   Any Free Writing Prospectus required to be filed pursuant
to Section 9(c) hereof by CCMS shall be filed with the Commission not later than the date of first use of the Free Writing Prospectus (subject, in the case of any Free Writing Prospectus required to be filed pursuant to Section 9(c)(ii)
hereof, to compliance by the Underwriters with Section 9(a)(ii) or Section 9(e), as applicable, hereof), except that:

                  (i)     any Free Writing Prospectus or portion thereof
      required to be filed that contains only the description of the final terms of the Registered Certificates shall be filed by CCMS with the Commission within two days of the later of the date such final terms have been established for all classes of Registered Certificates and the date of first use;

                  (ii)    any Free Writing Prospectus or portion thereof
      required to be filed that contains only ABS Informational and
      Computational Material shall be filed by CCMS with the Commission not later than the later of the due date for filing the final Prospectus relating to the Registered Certificates pursuant to Rule 424(b) under the
      Securities Act or two business days after the first use of such Free
      Writing Prospectus; and

                  (iii)   any Free Writing Prospectus required to be filed
      pursuant to Section 9(c)(iii) shall, if no payment has been made or consideration has been given by or on behalf of CCMS for the Free Writing
      Prospectus or its dissemination, be filed by CCMS with the Commission not later than four business days after CCMS becomes aware of the publication, radio or television broadcast or other dissemination of the Free Writing
      Prospectus.

                                       22

            (e)   Each Underwriter shall provide to CCMS for filing with the
Commission the following:

                  (i)     any Free Writing Prospectus that is used or referred
      to by it and distributed by or on behalf of such Underwriter in a manner reasonably designed to lead to its broad, unrestricted dissemination, not later than the date of the first use of such Free Writing Prospectus; and

                  (ii)    any Free Writing Prospectus for which such Underwriter
      or any person acting on its behalf provided, authorized or approved information that is prepared and published or disseminated by a person unaffiliated with CCMS or any other offering participant that is in the business of publishing, radio or television broadcasting or otherwise disseminating written communications and for which no payment was made or consideration given by or on behalf of CCMS or any other offering participant, not later than four business days after such Underwriter becomes aware of the publication, radio or television broadcast or other dissemination of the Free Writing Prospectus;

provided, however, that no Underwriter shall be required to provide to CCMS (1)
any Free Writing Prospectus to the extent that the information contained therein is included in a prospectus or Free Writing Prospectus previously filed that relates to the offering of the Registered Certificates, or (2) any Free Writing
Prospectus that does not contain substantive changes from or additions to a Free
Writing Prospectus previously filed with the Commission.

            (f)   CCMS and each Underwriter agree that any Free Writing
Prospectuses prepared by it shall contain the following legend:

                  The depositor has filed a registration
                  statement (including a prospectus) with the
                  SEC (SEC File No. 333-_______) for the
                  offering to which this communication relates.
                  Before you invest, you should read the
                  prospectus in that registration statement and
                  other documents the depositor has filed with
                  the SEC for more complete information about
                  the depositor, the issuing entity and this
                  offering. You may get these documents for free
                  by visiting EDGAR on the SEC Web site at
                  www.sec.gov. Alternatively, the depositor, any
                  underwriter or any dealer participating in the
                  offering will arrange to send you the
                  prospectus if you request it by calling
                  _-___-___-____ or by emailing
                  ___________@_______.com.

            (g)   CCMS and the respective Underwriters each agrees to retain all Free Writing Prospectuses that it has used and that are not required to be filed with the Commission for a period of three years following the initial bona fide offering of the Registered Certificates.

            (h)   If CCMS becomes aware that, as of the Time of Sale, any
information in an Issuer Free Writing Prospectus or any Issuer Information
contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein (when read in conjunction with the Time of Sale Information), in light of the circumstances under

                                       23

which they were made, not misleading (a "Defective Issuer Free Writing
Prospectus"), then CCMS shall notify the Underwriters of such untrue statement or omission within one business day after discovery and CCMS shall, if requested by the Underwriters, prepare and deliver to the Underwriters a Free Writing
Prospectus that corrects the material misstatement or omission in the Defective
Issuer Free Writing Prospectus (such corrected Issuer Free Writing Prospectus, a
"Corrected Issuer Free Writing Prospectus"). If any Underwriter becomes aware that, as of the Time of Sale, any Underwriter Free Writing Prospectus delivered to an investor in any Registered Certificates contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained therein (when read in conjunction with the Time of Sale
Information), in light of the circumstances under which they were made, not misleading (a "Defective Underwriter Free Writing Prospectus" and, together with a Defective Issuer Free Writing Prospectus, a "Defective Free Writing
Prospectus"), then such Underwriter shall notify CCMS of such untrue statement or omission within one business day after discovery.

            The Underwriters shall, if requested by CCMS:

                  (i)     if the Defective Free Writing Prospectus was an
      Underwriter Free Writing Prospectus, the underwriter that prepared such
      Defective Free Writing Prospectus shall prepare a Free Writing Prospectus that corrects the material misstatement in or omission from the Defective
      Free Writing Prospectus (together with a Corrected Issuer Free Writing
      Prospectus, a "Corrected Free Writing Prospectus");

                  (ii)    either (A) deliver the Corrected Free Writing
      Prospectus to each investor which received the Defective Free Writing
      Prospectus prior to entering into a contract of sale with such investor, clearly identifying or highlighting the Corrective Information, or (B)
      deliver the Corrected Free Writing Prospectus to each investor which received the Defective Free Writing Prospectus, clearly identifying or highlighting the Corrective Information together with information regarding (1) reformation of the contract of sale and (2) an ability to elect to terminate or not terminate the prior contract of sale, each as consistent with the Underwriter's good faith interpretation of the requirements of Commission Release No. 33-8591, provide such investor with an opportunity to affirmatively agree in writing to purchase the subject
      Registered Certificates on the terms described in the Corrected Free
      Writing Prospectus; and

                  (iii)   comply with any other requirements for reformation of
      the original contract of sale with such investor, as described in Section
      IV.A.2.c of Commission's Securities Offering Reform Release No. 33-8591.

            In connection with clause (i) of the prior paragraph, if the
Defective Free Writing Prospectus was an Underwriter Free Writing Prospectus,
then the Corrected Free Writing Prospectus will be prepared by the Underwriter that prepared such Defective Free Writing Prospectus.

            If the Defective Free Writing Prospectus was an Issuer Free Writing
Prospectus and the defective information was not provided by any party that would be obligated to indemnify the Underwriters under the Indemnification
Agreements, and the Underwriters shall in good faith incur any costs to an investor in connection with the reformation of the contract of sale with the investor,

                                       24

then CCMS agrees to reimburse the Underwriters for such costs; provided that, before incurring such costs, the Underwriters first permit CCMS access to the applicable investor and an opportunity to attempt to mitigate such costs through direct negotiation with such investor.

            (i)   Each Underwriter covenants with CCMS that after the Prospectus is available such Underwriter shall not distribute any written information concerning the Registered Certificates to a prospective investor unless such information is preceded or accompanied by the Prospectus.

            10.   TERMINATION. This Agreement may be terminated by notice given to CCMS, if the sale of the Registered Certificates provided for herein is not consummated because of any failure or refusal on the part of CCMS to comply in all material respects with the terms or to fulfill in all material respects any of the conditions of this Agreement, or if for any reason CCMS shall be unable to perform in all material respects its obligations under this Agreement. This
Agreement also may be terminated by the Underwriters, by notice given to CCMS prior to delivery of and payment for the Certificates, if prior to such time (i)
trading in securities generally on the New York Stock Exchange or in any over-the-counter market shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York shall have been declared by either federal or New York State authorities, or (iii) there shall have occurred any material outbreak or escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United
States is such as to make it, in the reasonable judgment of the Underwriters after consultation with CCMS, impracticable to market the Registered
Certificates.

            11.   DEFAULT BY AN UNDERWRITER. If any Underwriter shall fail to purchase and pay for any of the Registered Certificates agreed to be purchased by such Underwriter hereunder and such failure to purchase shall constitute a default in the performance of its obligations under this Agreement, the remaining Underwriters shall be obligated (in proportion to their respective allocations set forth in Schedule I) to take up and pay for the Registered
Certificates that the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the purchase price of the
Registered Certificates that the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate purchase price of the
Registered Certificates, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the
Registered Certificates, and if such nondefaulting Underwriters do not purchase all of the Registered Certificates, this Agreement will terminate without liability to the nondefaulting Underwriters or CCMS. In the event of a default by an Underwriter as set forth in this Section 11, the Closing Date for the
Registered Certificates shall be postponed for such period, not exceeding ten
(10) days, as the nondefaulting Underwriters shall determine in order that the required changes in the Registration Statement, the Prospectus or any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to CCMS and to any nondefaulting Underwriter for damages occasioned by its default hereunder.

            12.   REPRESENTATIONS AND INDEMNITIES TO SURVIVE. The respective agreements, representations, warranties, indemnities and other statements of
CCMS, the Underwriters and their respective officers, directors, employees and agents set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the
Underwriters, CCMS or any of the officers, directors or controlling persons referred to in Section 7

                                       25

hereof, and will survive delivery of and payment for the Registered
Certificates. The provisions of Sections 7 and 9 hereof shall survive the termination or cancellation of this Agreement.

            13.   BENEFICIARIES. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.

            14.   APPLICABLE LAW. This Agreement will be governed by and
construed in accordance with the laws of the State of New York, applicable to agreements negotiated, made and to be performed entirely in said State.

             15.  NO FIDUCIARY DUTY. CCMS hereby acknowledges that (a) the
Underwriters are acting as principal and not as an agent or fiduciary of CCMS and (b) its engagement of the Underwriters in connection with the offering of the Registered Certificates is as independent contractors and not in any other capacity. Furthermore, CCMS agrees that it is solely responsible for making its own judgments in connection with the offering of the Registered Certificates
(irrespective of whether the Underwriters have advised or are currently advising
CCMS on related or other matters).

            16.   MISCELLANEOUS. This Agreement supersedes all prior or
contemporaneous agreements and understandings between CCMS and any of the
Underwriters relating to the subject matter hereof. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by a writing signed by the party against whom enforcement of such change, waiver, discharge or termination is sought. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, and that taken together shall constitute one and the same instrument.

            17.   NOTICES. All communications hereunder will be in writing and effective only upon receipt and, if sent to any Underwriter, will be delivered to such Underwriter at the address, and to the attention of the person or group, set forth on page 1 of this Agreement; and, if sent to CCMS, will be delivered to Citigroup Commercial Mortgage Securities Inc., 388 Greenwich Street, 11th
Floor, New York, New York 10013, Attention: ________, and, solely for purposes of Sections 5(e), 9(a)(ii) and 9(e) hereof, Thacher Profitt & Wood LLP, 2 World
Financial Center, New York, New York 10281, Attention: ________; or, in each such case, to such other address, or to the attention of such other person or group, as may be forwarded by any such party to the other parties hereto in writing.

                                       26

            If the foregoing is in accordance with your understanding of our agreement, please sign and return to the undersigned a counterpart hereof, whereupon this instrument, along with all counterparts, and your acceptance shall represent a binding agreement between you and CCMS.

                                     Very truly yours,

                                     CITIGROUP COMMERCIAL MORTGAGE
                                     SECURITIES INC.

                                     By: __________________________________
                                         Name:
                                         Title:

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

CITIGROUP GLOBAL MARKETS INC.

By: _________________________________
    Name:
    Title:

__________________________________

By: _________________________________

    Name:
    Title:

__________________________________

By: _________________________________

    Name
    Title:

__________________________________

By: _________________________________

    Name:
    Title:

__________________________________

By:__________________________________
    Name
    Title:

                                   SCHEDULE I

As used in this Agreement, the term "Registration Statement" refers to the registration statement No. 333-______ filed by CCMS on Form S-3 and declared effective by the Commission.

TITLE AND DESCRIPTION OF THE REGISTERED CERTIFICATES:

Commercial Mortgage Pass-Through Certificates, Series CD 2007-CD4, Class A-1,
Class A-2A, Class A-2B, Class A-3, Class A-SB, Class A-4, Class A-1A, Class
A-MFX, Class A-J, Class B, Class C, Class D, Class E, Class F and Class XP
Certificates.

Underwriting Agreement, dated as of March [__] 8, 2006

                                       INITIAL CLASS PRINCIPAL
                                      BALANCE OR CLASS NOTIONAL       INITIAL               RATING
CLASS DESIGNATION  PURCHASE PRICE(1)          AMOUNT(2)          PASS-THROUGH RATE  BY [RATING AGENCIES] (3)
-----------------  -----------------  -------------------------  -----------------  ------------------------

       A-1%                       $                    %
       A-2%                       $                    %
       A-3%                       $                    (4)%
       A-SB               %                       $                    (4)%
       A-4%                       $                    (4)%
       A-1A               %                       $                    (4)%
      A-MFL               %                       $                    (4)%
      A-MFX               %                       $                    (4)%
       A-J                %                       $                    (4)%
        B                 %                       $                    (4)%
        C                 %                       $                    (4)%
        D                 %                       $                    (4)%
        E                 %                       $                    (4)%
        F                 %                       $                    (4)%
        XP                %                     $ (5)                  %(6)

______________________
(1)   Exclusive of interest.

(2)   Subject to a variance of plus or minus 5.0%.

(3)   By each of _______ ("____") and __________ ("___").

(4)   The initial value of LIBOR will be calculated on ____________, 200_.

(5    Notional Amount.

(6)   Approximate.

                                     Sch-I-1

PURCHASE PRICE: The purchase prices set forth in the above schedule for each
Class of Registered Certificates is expressed as a percentage of the initial
Class Principal Balance of such Class, and is to be accompanied by interest on the initial Class Principal Balance of such Class of Registered Certificates at the initial Pass-Through Rate for such Class, from ________, 2007 to but not including the Closing Date.

CLOSING TIME, DATE AND LOCATION: 10:00 a.m. New York City time on__________,
200_ at the offices of ________________________________________.

ISSUANCE AND DELIVERY OF REGISTERED CERTIFICATES: Each class of Registered
Certificates will be issued as one or more Certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company. Beneficial owners will hold interests in such Certificates through the book-entry facilities of
The Depository Trust Company in minimum denominations of initial principal balance of $10,000 and integral multiples of $1 in excess thereof.

                                     Sch-I-2

ALLOCATION OF CERTIFICATES AMONG UNDERWRITERS

                                                           PRINCIPAL AMOUNT
                                                         OF RELEVANT CLASS OF
UNDERWRITERS (AND ADDRESSES)           CLASS        CERTIFICATES TO BE PURCHASED
----------------------------           -----        ----------------------------
Citigroup Global Markets Inc.           A-1                       $
388 Greenwich Street                    A-2                       $
New York, New York 10013                A-3                       $
                                       A-SB                       $
                                        A-4                       $
                                       A-1A                       $
                                       A-MFL                      $
                                       A-MFX                      $
                                        A-J                       $
                                         B                        $
                                         C                        $
                                         D                        $
                                         E                        $
                                         F                        $
                                        XP                        $

__________________________              A-1                       $
__________________________              A-2                       $
__________________________              A-3                       $
                                       A-SB                       $
                                        A-4                       $
                                       A-1A                       $
                                       A-MFL                      $
                                       A-MFX                      $
                                        A-J                       $
                                         B                        $
                                         C                        $
                                         D                        $
                                         E                        $
                                         F                        $
                                        XP                        $

__________________________              A-1                       $
__________________________              A-2                       $
__________________________              A-3                       $
                                       A-SB                       $
                                        A-4                       $
                                       A-1A                       $
                                       A-MFL                      $
                                       A-MFX                      $
                                        A-J                       $
                                         B                        $
                                         C                        $
                                         D                        $
                                         E                        $
                                         F                        $
                                        XP                        $

                                     Sch I-3

__________________________              A-1                       $
__________________________              A-2                       $
__________________________              A-3                       $
                                       A-SB                       $
                                        A-4                       $
                                       A-1A                       $
                                       A-MFL                      $
                                       A-MFX                      $
                                        A-J                       $
                                         B                        $
                                         C                        $
                                         D                        $
                                         E                        $
                                         F                        $
                                        XP                        $

__________________________              A-1                       $
__________________________              A-2                       $
__________________________              A-3                       $
                                       A-SB                       $
                                        A-4                       $
                                       A-1A                       $
                                       A-MFL                      $
                                       A-MFX                      $
                                        A-J                       $
                                         B                        $
                                         C                        $
                                         D                        $
                                         E                        $
                                         F                        $
                                        XP                        $

__________________________
(1)   Notional Amount.

                                     Sch I-4

                                   SCHEDULE II

            The Underwriter Information in each of the Offering Prospectus and the Prospectus Supplement consists of: [TO COME.]

                                    EXHIBIT A

                            FREE WRITING PROSPECTUSES